Exhibit 10.18

MADISON TECHNOLOGIES, INC.

CONSULTANT AGREEMENT

THIS CONSULTANT AGREEMENT (“Agreement”) is made and entered into as of the Effective Date on the Signature Page hereof, by and between Madison Technologies, Inc., a Nevada corporation (the “Company”), and GreenRock LLC, a Wyoming limited liability company (“Consultant”).

BACKGROUND

A.            The Company would like to confirm the current terms and conditions of the Consultant who has been providing certain consulting services since on or about February 15, 2021 and continues to do so to date.

B.             The Consultant is agreeable to having provided and to providing such consulting services to the Company on the terms and conditions set out in this Agreement;

NOW, THEREFORE, IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged and irrevocably deemed sufficient, the Company and the Consultant (individually, the “Party” and collectively the “Parties” to this Agreement) agree as follows:

1.              Services.

A.             The Company has retained the Consultant as an independent contractor as of January 1, 2022, to serve as a consultant to the Company advising on all matters typically considered and decided upon by executive management and the Company’s board of directors, and additionally will serve as Chairman of the Board of Directors and Chief Executive Officer, (collectively, the “Services”) and hereby confirms such retention from and after the date hereof , and Consultant accepts such engagement and is willing to continue to perform such Services, in each case on terms set forth more fully herein, until the earlier of December 31, 2022 or the completion of a fully executed Employment Contract.

B.             The Company hereby confirms the continued engagement of Consultant to provide the Services, upon the terms and subject to the conditions set forth in this Agreement, and Consultant accepts said engagement upon said terms and conditions.

C.             Consultant shall (i) perform Consultant’s duties and obligations under this Agreement with good faith and integrity, (ii) serve as a Chairman and CEO to the Company in accordance with the terms of this Agreement.

D.             The sole decision-maker for Consultant, and provider of the Services on behalf of Consultant, shall be Philip A. Falcone.

2.             Fees, Expenses and Equity.

A.             Consulting Fees

 (i)           Go Forward Fees. Consultant shall be paid by the Company, as an independent contractor, payable to GreenRock llc.

(1) On the date hereof, the sum of $5,000, representing the monthly fee due to Consultant from the Company.

(ii)           Timing of Payment of Consulting Fees. All monthly fees due to Consultant shall be due on the first business day of each calendar month and paid within 5 business days.

B.             Expenses. The Company shall pay Consultant’s reasonable expenses incurred by Consultant in connection with Consultant’s duties and responsibilities and the performance of the Services hereunder, including without limitation long-distance travel costs (transportation, lodging and meals) and local entertainment costs, including any out of pocket health care related expenses so long as Consultant is not a participant in the Company provided healthcare plan or Consultants own plan ;

C.             Equity Matters.

(i)            Performance Grants will be determined by the management team and approved by the Compensation Committee.

3.             Covenants.

A.            Confidentiality.

(i)            Definition. “Confidential Information” means any information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Consultant called or with whom Consultant became acquainted during the term of this Agreement, excluding, however, customers, individuals, parties, entities, etc., that Consultant had prior knowledge of or relationship with prior to start date of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is otherwise known to Consultant at the time of disclosure to Consultant by the Company, (ii) has become publicly known and made generally available through no wrongful act of Consultant and/or (iii) is disclosed by as required by applicable law or regulation, or valid order of a court, regulatory commission, or similar body.

(ii)           Non-Use and Non-Disclosure. Consultant acknowledges, understands and agrees that this Agreement creates a relationship of confidence and trust between Consultant and the Company with respect to Confidential Information. Consultant will not, during the term of this Agreement and for a period of 12 months thereafter, use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Without the Company’s prior written approval, Consultant will not directly or indirectly disclose to anyone any Confidential Information (except as may be reasonably necessary in the ordinary course of Consultant performing the Services).

(iii)         Other Confidential Information. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant, if any, and that Consultant will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity;

(iv)         Third Party Confidential Information. Consultant recognizes that the Company has or may have received and in the future will or may receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that, with respect to each such third party for which it has been informed in writing about such confidential treatment, Consultant owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party, subject in each case to any confidentiality exceptions set forth in Section 3(A) above or in the confidentiality agreement between the Company and such third party;

(v)          Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will deliver to the Company all of the Company’s property or Confidential Information that Consultant may have in Consultant’s possession or control.

(vi)         Other. Consultant acknowledges that the Consultant’s covenants herein regarding confidentiality is provided by Consultant on behalf of itself and its partners, associates, employees, affiliates, family members, subsidiaries, parent companies, nominees and representatives (collectively, “Authorized Recipients”). Consultant acknowledges that such Consultant will occupy, by this Agreement, a position of trust and confidence with the Company and or will have access to confidential and proprietary information and assets of the Company however obtained, created, or otherwise by the Company. This Agreement shall protect the Company in accordance with its terms before, during and after Consultant works for the Company, in accordance with its terms. Consultant shall be responsible for any unauthorized use or disclosure of Confidential Information by any of its Authorized Recipients. Consultant acknowledges that (a) the business of the Company relating to the use and operation of its Confidential Information and other assets by the Company is not just local in scope, (b) the Company’s business is or may become nationwide or even worldwide, (c) the provisions of this Agreement are reasonable and necessary to protect and preserve the Company’s interests in and right to the use and operation of the Company’s business; and (d) the Company could be irreparably damaged if Consultant were to breach this Section 3

B.             Non-Compete.   As further an inducement for Company to enter into this Agreement and the consideration to be paid under this Agreement, the Consultant agrees that during the term of this Agreement and for a period of 12 months after termination of this Agreement by the Consultant or the company, whichever is earlier, Consultant will not directly or indirectly, engage or invest in, own, manage, operate, finance, control, consult, advise, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, or render services or advice or other aid to, or guarantee any obligation of, any person or entity (“Competitor”) engaged in or planning to become engaged in, the same business of the Company as exists now or is in planning stages now and or as of termination, located or plan to be located, anywhere in the area of the Company offices, or any geographic area domestic or international, it has interests, imminent expansion plans, or significant activities in (collectively, the “Territory.”). Notwithstanding the foregoing, (x) Consultant, however, may purchase or otherwise acquire up to (but not more than) three percent of any class of securities of any enterprise even if a Competitor (but without otherwise participating in the activities of such enterprise) if such securities are publicly listed or listed on any national or regional securities exchange and (y) [let’s discuss the right language around this per our discussion prior]

C.             Non-Solicit. Consultant agrees also not to, directly or indirectly, in each case only with respect to which reference persons Consultant has had meaningful interaction during the term of this Agreement, (A) induce or attempt to induce any such employee or contractor of Company to leave the employ or relationship with or of the Company, (B) employ, or otherwise engage as an employee, contractor, or otherwise, any such employee or contractor of the Company, or (C) induce or attempt to induce any such customer, supplier, licensee, or other person to cease doing business with the Company. Consultant agrees that this Section 3(C) is reasonable with respect to its duration, geographical area, and scope and otherwise.

D.            Notwithstanding the foregoing, the covenants of Consultant under this Section 3 shall only be enforceable by the Company to the extent that the Company has timely paid/granted Consultant in full all amounts due and owing to Consultant under this Agreement. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, if this Agreement is terminated at a time when the Company has not timely paid or granted/issued to Consultant all amounts due to Consultant under this Agreement, the covenants is this Section 3 shall terminate effective as of the date of the termination of this Agreement.

4.              Ownership of Company Rights.

A.          Assignment. Consultant agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries, strategies, business plans, marketing ideas or plans, and trade secrets (collectively, “Inventions”) conceived, made or discovered by Consultant, during this Agreement, solely or in collaboration with others, during the period of this Agreement which relate specifically to the Company, and or the business of the Company and the Services being provided hereunder by Consultant, are the sole property of the Company. Consultant further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions including any copyrights, patents, rights and other intellectual property rights relating to the Company.

B.           Further Assurances. If reasonably needed from the Consultant by request of the Company, the Consultant agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in Section 4(A) above, by cooperation and the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain and or protect such rights.

C.          Pre-Existing Materials. Consultant agrees that if in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention now and after this Agreement. Consultant also shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

D.          Attorney in Fact. Consultant agrees that if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any of the above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts for the Company for no additional consideration other than this Agreement.

5.             Conflicting Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement or after, if not permitted, per this Agreement.

6.             Survival. Upon any termination of this Agreement, all rights and duties of the Parties toward each other shall cease except this section and Section(s) (Confidentiality), (Ownership of Company Rights), (Independent Contractor), (Conflicting Obligations) (Indemnification), and (Misc.) shall survive termination of this Agreement in accordance with their terms as well as any other provisions herein as noted as surviving.

7.             Assignment. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by either Party without the express written consent of the other Party.

8.             Independent Contractor. It is the express intention of the parties that Consultant is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor. Consultant agrees to use his own (or reimburse the Company for) tools and materials necessary to personally accomplish this contract, such as pens, computers, notebooks, and such, and shall incur all expenses associated with performance, except as expressly agreed otherwise by the Company.

9.             Indemnification. The Company shall be indemnified by Consultant with respect to activities in connection with his Services hereunder to the fullest extent provided by law. The Company shall indemnify Consultant with respect to compliant activities in connection with his Services hereunder to the fullest extent permitted by law. Indemnification shall apply to disputes, claims, losses, and related attorney fees, all as relates to third parties.

10.           Governing Law; Jurisdiction. The parties hereby expressly consent to the exclusive personal jurisdiction of the state and federal courts located in or as pertains to New York City, New York for any lawsuit arising from or relating to this Agreement. This Agreement shall be governed by the laws of the State of Nevada, without regard to the conflicts of law provisions of any jurisdiction.

11.           Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, (iii) when sent by electronic mail, or (iv) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice.

12.           Miscelaneous.

A. Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

B. Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

C. Further Cooperation. From and after the date of this Agreement, each of the Parties hereto agrees to execute whatever additional reasonable documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with law.

D. Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

E. Expenses. Except as otherwise provided herein, each Party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.

F. Amendment. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the Parties hereto.

G. Captions. Captions herein are for the convenience of the Parties and shall not affect the interpretation of this Agreement.

I. Counterpart Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of electronic copies bearing the signature of a Party hereto shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such electronic copies shall constitute enforceable original documents.

J. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties on the subject matter hereof and supersedes all prior agreements and understandings.

[signature page follows]

The parties hereto have executed this Agreement as of the Effective Date below.

Effective Date: January 1, 2022

COMPANY:

MADISON TECHNOLOGIES, INC.

By: /s/ Warren Zenna

Name: Warren Zenna

Address: 450 Park Avenue, 30th Floor

New York, NY 10022

Email:

CONSULTANT:

GreenRock LLC

By: /s/ Philip A. Falcone

Name: Philip A. Falcone

Title: Managing Member

Address:

Email:

EXHIBIT A

SERVICES

1.	Contacts. Consultant’s principal Company contact is Philip Falcone. Company’s principal Consultant contact is Charlie Walk.

2.	Title. Consultant may be referred to as a “Consultant” to the Company.

3.	Services. Consultant will advise the Company on any reasonable matters requested by the CEO. The Services shall include initially advising and working with the Company in the following areas and initiatives:

Creation and Development of Content for Distribution on Company OTA Platform and related:

Corporate Marketing Related Development

Corporate Marketing Strategy

Marketing and Communications

Product and Growth

A-1